EXHIBIT 5.1

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION      CHICAGO, ILLINOIS
                                                             (312) 425-3900
                            2200 ONE AMERICAN CENTER          DALLAS, TEXAS
                              600 CONGRESS AVENUE            (214) 855-4500
                            AUSTIN, TEXAS 78701-3248          HOUSTON, TEXAS
                                                             (713) 951-3300
                                 (512) 499-3800          LOS ANGELES, CALIFORNIA
                            FACSIMILE (512) 404-3520         (310) 820-8800
                                                           NEW YORK, NEW YORK
                                                             (212) 704-6000
 Kathryn K. Lindauer            www.jenkens.com           PASADENA, CALIFORNIA
    (512) 499-3836                                           (626) 578-7400
klindauer@jenkens.com                                      SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500


                                 March 12, 2004

ENGlobal Corporation
600 Century Plaza Drive
Suite 140
Houston, Texas 77073-6033

     Re: ENGlobal Corporation--Registration Statement on Form S-8

Gentlemen:

     We have acted as special counsel to ENGlobal Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about March 12, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,500,000 shares (the "Shares") of the $0.001 par value common stock (the "Common Stock") of the Company that may be issued by the Company under the ENGlobal Corporation 2004 Employee Stock Purchase Plan (the "Plan").

     You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the amendment of the Plan, the issuance of the Shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the amendment to the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, as amended, and the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, and consideration of, and reliance on, the documents and other matters described above, and assuming that:

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

ENGlobal Corporation
March 12, 2004
Page 2


     (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and

     (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We are licensed to practice law only in the State of Texas. The opinions expressed herein are specifically limited to the laws of the State of Texas and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                    Respectfully submitted,

                                    Jenkens & Gilchrist,
                                    A Professional Corporation

                                    By: /s/ Kathryn K. Lindauer
                                    ---------------------------
                                    Kathryn K. Lindauer, Esq.
                                    Authorized Signatory